UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Scott L. Robins as the Company’s Senior Vice President – Chief Operating Officer - West

On February 20, 2018, the Board of Directors (the “Board”) of Builders FirstSource, Inc. (the “Company”) appointed Scott L. Robins as the Company’s Senior Vice President – Chief Operating Officer – West.  He will be responsible for overseeing all the Company’s operations in the western half of the United States.  The Board also designated Morris Tolly, the Company’s current Senior Vice President – Operations, as Senior Vice President – Chief Operating Officer – East.  Mr. Tolly has been an executive officer of the Company responsible for its operations in the eastern half of the United States since 2007, and his role will not change.

Mr. Robins, age 51, had been a Senior Vice President – Operations of the Company since the acquisition of ProBuild Holdings LLC by the Company in July 2015 and with ProBuild prior to that since 2007.  At the time of his promotion, he had supervisory responsibility for a portion of the Company’s operations in the western United States that consisted of 93 locations in eight states.  Mr. Robins joined Hope Lumber Company in 2004 as a Vice President of Operations, overseeing numerous operations in a three-state area, and continued in that role when Hope was acquired by ProBuild Holdings LLC in 2007.  Before then, he had worked in various operational and supply chain management positions with Andersen Lumber and Stock Building Supply since 1988.  Mr. Robins has 30 years of experience in the building products business.  He holds a B.A. in Finance from Weber State University.

In connection with his promotion, Mr. Robins’ base salary was raised to $434,600 per year.  Additionally, the value of his restricted stock unit grant in 2018 will be $500,000.  Mr. Robins will also enter into an employment agreement that is substantially similar to the agreements in place with the Company’s other executive officers, including without limitation non-competition and severance provisions.

Mr. Robins is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of regulation S-K.

Change in Compensation for Peter M. Jackson, the Company’s Senior Vice President and Chief Financial Officer

Effective March 24, 2018, the Board increased the base salary of Peter M. Jackson, the Company’s Senior Vice President and Chief Financial Officer, from $425,000 to $525,000 per year and increased his target bonus percentage under the Company’s annual cash bonus plan from 75% to 100% of his base salary, consistent with the target bonus percentages of the Company’s other executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: February 26, 2018	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

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